Registration No. 333-161240

As filed with the Securities and Exchange Commission on August 11, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SINGULAR CHEF, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2090

(Primary Standard Industrial Classification Code Number)

26-4711535

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

(775) 321-8247

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

SYLVAIN PETRARI

President

SINGULAR CHEF, INC.

112 North Curry Street

Carson City, Nevada 89703

(775) 321-8247

 (Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ] Accelerated filer [  ]

Non-accelerated filer [  ] Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	3,200,000	$0.025	$80,000	$4.46

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

SINGULAR CHEF, INC.

3,200,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Singular Chef, Inc.  (“Singular Chef” or the “Company”) and it is not presently traded on any market or securities exchange. 3,200,000 shares of common stock are being offered for sale by the Company to the public.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained. 3,200,000 shares of common stock are being offered for sale by the Company to the public at an offering price of $0.025 per share.

The price per share will be $0.025 for the duration of the offering. The offering will be open for 90 days after this registration statement becomes effective unless extended for an additional period of 90 days by the Company. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  Singular Chef will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Investing in our securities involves a high degree of risk.  You should carefully consider the factors described under the heading “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company’s sole Office and Director will be offering the shares on behalf of the Company. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company will not receive any proceeds from this offering if no shares are sold.  The Company will receive a maximum of $80,000 less the expenses of legal & accounting, preparation of this prospectus and the filing of this registration statement, estimated at $7,500 maximum amount or net proceeds of $72,500.

The date of this prospectus is April 8 , 2010.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about SINGULAR CHEF, INC.

Singular Chef, Inc. (“Singular Chef, “we”, “the Company”) was incorporated in the State of Nevada on April 9, 2009 and has a fiscal year end of April 30. We are a development-stage Company that intends to provide specialized step-by-step cooking tutorials through our website for monthly subscribers and on pay-per-view basis.

We plan on targeting our marketing efforts on subscribers that are interested in quick, tasty and easy-to-prepare recipes.

The Company expects to develop its own original content with specialized chefs preparing their different recipes. We estimate that $41,000 would be required to make our web site fully operational with content and services described herein and the Company anticipates this website and content development to be complete approximately 240 days from the closing of this offering. After fully developed, the subscription-website (www.singularchef.com) will contain video and picture tutorials.

The Company also expects to provide live online workshops with the chefs twice a month, where the beginner cooks will have the chance to interact and learn how to cook with experienced chefs. Also, we plan on having “new recipe” contests around three times per year, with sponsors related to the food industry. We estimate the amount of proceeds needed to begin revenue generating operations is $59,000.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 321-8247 and our fax number is (775) 313-9808.

As of the date of this prospectus, we have generated no revenues from our business operations and anticipate generating revenues 360 days from the closing of this offering provided that the Company receives enough proceeds from this offering The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

 As of January 31, 2010 , the end of the most recent fiscal quarter, Singular Chef had received  $9,500 from the sale of its common stock to the Company’s president. As of January 31, 2010 the Company had liabilities of $10,950 , represented by expenses accrued during its start-up and there was $2,011 in the corporate bank account. In addition, the Company anticipates incurring costs associated with the filing of this offering totaling approximately $7,500. The proceeds from this offering may not cover costs associated with the filing of this offering. The sale of the Company’s common stock to the Company’s president was authorized to be issued through a director ’ s resolution and at the time of filing this offering, such shares have been fully paid for.

Summary of the Offering by the Company

Singular Chef has 9,500,000 shares of common stock issued and outstanding and is registering additional 3,200,000 shares of common stock for offering to the public. The Company will endeavor to sell all 3,200,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.025 per share for the duration of the offering. Singular Chef will receive all proceeds from the sale of the common stock. There is no minimum numbers of shares to be sold and therefore no minimum amount of proceeds pursuant to this offering. In the event that no shares are sold pursuant to this offering, 9,500,000 shares will remain issued and outstanding. In the event that the Company sells 3,200,000 shares pursuant to this offering, 12,700,000 shares will be issued and outstanding.

Securities being offered by the Company, common stock, par value $0.001	3,200,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.025.
Number of shares outstanding before the offering of common shares.	9,500,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	12,700,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.025.

Singular Chef may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Singular Chef’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Singular Chef will receive all proceeds from the sale of the common stock. If all 3,200,000 common shares being offered are sold, the total gross proceeds to the Company would be $80,000. The Company intends to use the proceeds from this offering to pay:(i) The expenses of  legal & accounting, preparation of this prospectus and the filing of this registration statement, estimated at $7,500. (ii) a web designer, and equipments to develop the Company`s website estimate at $20,000, (iii) chef consultants, estimated at $16,000, (iv) photograph & filming services which will cost approximately $ 7,500, (v) Company's sales and marketing campaign, estimated at $25,000, (vi) and office supplies, estimated at $4,000.

Termination of the offering

The offering will conclude when all 3,200,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Singular Chef may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Singular Chef has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of January 31, 2010
Total Assets	$2,011
Total Liabilities	($1 0,950 )
Shareholder’s Equity	($ 8,939 )
Operating Data	April 9, 2009 (inception) through January 31, 2010
Revenue	$0.00
Net Loss	($18,439)
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, Singular Chef has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. Singular Chef should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

1.  BECAUSE THE COMPANY LACKS AN OPERATING HISTORY, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company was recently formed to carry out the activities described in this Prospectus and has only a limited operating history upon which an evaluation of its prospects can be made. The Company’s prospects must be considered keeping in mind the risks, expenses, and difficulties frequently encountered during the development stage of a business in an ever-changing industry, the dominance of other companies offering similar services, the entry of new competitors into this market, our ability to attract, retain and motivate qualified personnel, pricing changes by the company or its competitors and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

2.  KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO OPERATE.

The Company is dependent on the efforts and abilities of its senior management. The loss of any member of that management could have a material adverse effect on the Company’s business and its prospects. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service; however, there can be no assurances that replacement personnel, if any, will cause the Company to operate profitably. All decisions regarding management of the Company’s affairs will be made exclusively by its sole Officer and Director. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of its sole Officer and Director. The only assurance that the shareholders of the Company (including purchasers of the offered shares) have that the  sole Officer and Director will not abuse his discretion in making decisions with respect to its affairs and other business decisions is the fiduciary obligations and business integrity of the Officer and Director. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the sole Officer and Director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the sole Officer and Director. The sole Officer and Director may retain independent contractors to provide services to the Company. Those contractors have no fiduciary duty to the shareholders of the Company and may not perform as expected. The Company does not maintain key person life insurance on its senior management.

3.  INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. A purchase of the offered shares would be “unsuitable” for a person who cannot afford to lose his or her entire purchase price. The business objectives of the Company must also be considered speculative, and there is no assurance the Company will satisfy those objectives. No assurance can be given that the shareholders of the Company will realize a substantial return on their purchase of the offered shares, or any return whatsoever, or the shareholders of the Company will not lose their investments in the Company completely. For this reason, each prospective purchaser of offered shares should read this Prospectus and all exhibits to this Prospectus carefully and consult with that purchaser’s attorney, business advisor, and/or investment advisor.

4.  BECAUSE THE SOLE OFFICER AND DIRECTOR OF THE COMPANY HAS OTHER OUTSIDE BUSINESS INTERESTS AND ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE AN ADEQUATE AMOUNT OF HIS TIME TO THE COMPANY’S ACTIVITIES WHICH MAY RESULT IN BUSINESS FAILURE.

The sole Officer and Director of the Company may engage in other business activities. The person serving as sole Officer and Director may have conflicts of interests in allocating time, services, and functions between the other business ventures in which he is or may be or become involved. The sole Officer and Director, however, believe that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the Company’s business.

5.  THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY’S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

At present, there is no established public market for the Company’s shares. As a result, the offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company. Additionally, because the Company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

6.  IN THE EVENT OF THE DISSOLUTION OF THE COMPANY IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

At the time of this offering, the Company has $2,011 in its corporate account. In the event of dissolution of the Company, the proceeds realized from the liquidation of its future assets, if any, will be distributed to the shareholders only after satisfaction of claims of the Company’s creditors. The ability of a purchaser of offered shares to recover all or any portion of his or her purchase price for the offered shares in that case will depend on the amount of funds realized and the claims to be satisfied there from.

7.  THE SHARES OF THE COMPANY ARE CONSIDERED “PENNY STOCKS” WHICH MAY IMPACT ON AN INVESTOR’S ABILITY TO RE-SELL THEIR SHARES ON THE PUBLIC MARKET.

The Securities and Exchange Commission (“Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules; deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of the Company’s securities becomes subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

8.  THERE IS NO EXISTING MARKET FOR THE COMPANY’S SHARES AND THERE IS NO ASSURANCE THAT FUTURE ADDITIONAL CAPITAL WILL BE ON TERMS ACCEPTABLE TO THE MANAGEMENT.

Future equity or debt financing may not be available to Singular Chef, Inc. on favorable terms, or may not be available at all. Lending institutions have restrictions on lending money to start-up companies with little or no current or fixed assets. Due to this inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

9.  INVESTORS MAY FIND DECISIONS MADE BY MANAGEMENT CONTRARY TO THEIR INTERESTS.

The sole Officer and Director of the Company have complete discretion in the allocation of proceeds in the Offering; therefore, purchasers of the offered shares must entrust the ultimate allocation of those proceeds to the judgment of the officer. While the Company anticipates that the proceeds of the Offering will be used for working capital, marketing, website development and general corporate purposes, the Company may also utilize the Offering proceeds for any purpose that it sees fit for its business purpose.

10.  THE SOLE DIRECTOR HAS CONTROL ON ALL MATTERS SUBMITTED FOR STOCKHOLDER APPROVAL.

Upon consummation of this Offering, the pre-offering shareholder of the Company will beneficially own a majority of the issued and outstanding shares of the Company’s common stock. The company’s sole Officer and Director is the only shareholder of the Company and will continue to have voting control over the affairs of the Company following this offering. All decisions regarding future equity or debt financing will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company.

All decisions regarding future equity or debt financing will be made exclusively by the company’s sole Officer and Director. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the abilities of its sole Officer and Director to raise additional financing.

11.  THE COMPANY DOES NOT EXPECT TO PAY CASH DIVIDENDS WHICH MAY LOWER EXPECTED RETURNS FOR INVESTORS, AND AS SUCH OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR INVESTMENT UNLESS THEY SELL THEIR SHARES OF COMMON STOCK.

The Company does not anticipate paying dividends on its common stock in the foreseeable future; but, rather, the Company plans to retain earnings, if any, for the operation and expansion of its business.

12.  THE COMPANY MAY NOT BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY WHICH COULD RESULT IN THE LOSS OF AN INVESTOR’S ENTIRE INVESTMENT.

Although the Company intends to pursue a strategy of aggressively marketing its products and services, implementation of this strategy will depend in large part on its ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable recipes and services to its customers; (iii) obtain adequate financing on favorable terms to fund its business; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate within an environment of increasing competition. The inability of the Company to obtain or maintain any or all of these factors could impair its ability to implement its business strategy successfully, which could have a material adverse effect on its limited operations and financial condition.

13.  THERE IS NO ASSURANCE THAT THE COMPANY CAN CREATE OR SUSTAIN A MARKET FOR ITS SHARES.

There is currently no traded public market for the Company’s common stock. There are no assurances that any public market will be established or maintained for the Company’s stock.

14.  UNCERTAINTY EXISTS AS TO WHETHER THE COMPANY WILL HAVE SUFFICIENT FUNDS TO CARRY OUT ITS BUSINESS STRATEGY THEREBY MAKING AN INVESTMENT IN THE COMPANY EXTREMELY SPECULATIVE.

The Company will likely be required to raise substantial additional funds. The Company’s forecast of the period of time through which its financial resources will be adequate to support its future operations is a orward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this Prospectus.

The Company may require additional cash to implement its business strategies, including cash for (i) payment of increased operating expenses and (ii) further implementation of those business strategies. Such additional capital may be raised through public or private financings, as well as borrowings and/or other resources. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to the Company’s stockholders. If adequate funds are not available, the Company may be not be able to begin operations or to obtain funds through entering into arrangements with collaborative partners or others that may require it to relinquish rights to certain of its technologies or product candidates that the Company would not otherwise relinquish. No assurance can be given, however, that the Company will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy the cash requirements of the Company to implement its business strategies. The inability of the Company to access the capital markets or obtain acceptable financing could have a material adverse effect on its future operations and financial conditions.

Risks Related to the Company’s Market and Strategy

15.  BECAUSE OF THE COMPANY’S DEPENDENCE ON COMPUTER AND TELECOMMUNICATIONS INFRASTRUCTURE AND COMPUTER SOFTWARE, ANY SYSTEMS DISRUPTIONS OR OPERATING MALFUNCTIONS WOULD AFFECT THE COMPANY’S COSTS OF DOING BUSINESS AND COULD CAUSE THE BUSINESS TO FAIL.

The Company’s success will be dependent in large part on computer systems that deliver its content and the networks that connect those computer systems, especially the e-commerce connections that allow the Company to collect revenues for the services it provides. Moreover, computer and telecommunication technologies are evolving rapidly and are characterized by short product lifecycles, which may require the Company to anticipate technological developments. There can be no assurance that the Company will be successful in anticipating, managing, or adopting such technological changes on a timely basis or that it will have the resources available to invest in new technologies. In addition, the Company’s business is highly dependent on its computer and telecommunications equipment and software systems, the temporary or permanent loss of which, resulting from physical damage or operating malfunction, could have a material adverse effect on the its business. Operating malfunctions in the software systems of financial institutions, market makers, and other parties may also have an adverse affect on the ability  of the Company to operate.

16.  BECAUSE THE MAJORITY OF THE COMPANY’S BUSINESS WILL BE CONDUCTED THROUGH THE INTERNET, THE COMPANY’S SUCCESS WILL DEPEND ON ITS ABILITY TO CONTINUALLY INTRODUCE PRODUCTS THAT MEET CHANGING CUSTOMER NEEDS.

The majority of the Company’s products and services are provided through the Internet. The market for Internet-related products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions, and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to continually introduce new and innovative products and services. The Company’s success will depend partially on the ability to introduce new content and services continually and on a timely basis and to continue to improve the performance, features, and reliability of its products and services in response to both evolving demands of prospective customers and competitive products.

17.  BECAUSE THE COMPANY’S PRODUCT WILL BE MARKETED THROUGH THE INTERNET, THE COMPANY’S BUSINESS SUCCESS WILL BE SUBSTANTIALLY DEPENDANT ON ITS ABILITY TO CHANGE THE DESIGN AND CONTENT OF ITS PRODUCTS AND SERVICES

The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. For example, to the extent that higher bandwidth and wireless Internet access becomes more widely available through Wi-Fi, hand held wireless devices like Blackberry and iPhone or other technologies, the Company may be required to make significant changes to the design and content of its online products and services to compete effectively. Failure of the Company to adapt to these or any other technological developments effectively could adversely affect its business, operating results, and financial condition.

18.  BECAUSE THE MAJORITY OF THE COMPANY’S BUSINESS WILL BE CONDUCTED THROUGH THE INTERNET, THE COMPANY’S SUCCESS WILL DEPEND ON ITS ABILITY TO INCREASE THE SIZE OF ITS USER BASE

Increasing the size of the Company’s user base is critical to increasing revenues. If the Company cannot increase the size of its user base, it may not be able to generate additional revenues, which could leave it unable to maintain or increase its business. To increase its user base, the Company must (i) continuously update its content; (ii) increase brand recognition through advertising and syndication; (iii) enhance its technology to improve the functionality of its website; and (iv) offer attractive opportunities to electronic commerce sponsors and users. If the Company does not achieve these objectives to increase its user base, its business could be harmed.

19.  BECAUSE THE MAJORITY OF THE COMPANY’S BUSINESS WILL BE CONDUCTED THROUGH THE INTERNET, THE COMPANY’S SUCCESS IS DEPENDANT UPON CONTINUED GROWTH IN THE USE OF THE INTERNET.

The Company’s success is significantly dependent upon continued growth in the use of the Internet generally. A number of factors may inhibit the growth of Internet usage globally including (i) inadequate network infrastructure; (ii) security concerns; (iii) inconsistent quality of service; and (iv) limited availability of cost-effective, high-speed access. If these or any other factors cause use of the Internet to slow or decline, the Company’s results could be adversely affected.

20.  THE STABILITY OF THE INTERNET INFRASTRUCTURE.

If the Internet infrastructure becomes unreliable, access to the Company’s network may be impaired and its business may be harmed. The Company’s success depends in part on the development and maintenance of the Internet infrastructure. If this infrastructure fails to develop or be adequately maintained, the Company’s business would be harmed because users may not be able to access the Company’s website network. Among other things, development and maintenance of a reliable infrastructure will require a reliable network with the necessary speed, data capacity, security, and timely development of complementary products for providing reliable Internet access and services. The Internet has experienced, and is expected to continue to experience, significant increase in number of users and amount of use. If the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face additional outages and delays in the future. These outages and delays could reduce Internet usage and use of the Company’s website network. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the Internet infrastructure is not adequately developed or maintained, use of the Company’s website network may be reduced. Even if the Internet infrastructure is adequately developed and maintained, the Company may incur substantial expenditures in order to adapt its services and products to changing Internet technologies. Such additional expenses could severely harm the Company’s financial results.

21.  THE COMPANY WOULD BE DETRIMENTALLY HARMED TO THE POINT OF BEING UNABLE TO CONTINUE DOING BUSINESS IF THE COMPANY SYSTEMS FAIL DUE TO NATURAL DISASTERS, TELECOMMUNICATIN FAILURES OR OTHER EVENTS.

The Company’s systems may fail due to natural disasters, telecommunications failures, and other events, any of which would limit user access. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins, and similar events could damage the Company’s communications hardware and computer hardware operations for its website and cause interruptions in the Company’s services. Computer viruses, electronic break-ins, or other similar disruptive problems could cause users to stop visiting the Company’s website and could cause advertisers and sponsors to terminate agreements. If any of these circumstances occurred, the Company’s business could be harmed. The Company’s insurance policies, if any, may not adequately compensate it for any losses that may occur due to any failures of or interruptions in its systems. The Company does not presently have a formal disaster recovery plan. The Company’s website must accommodate significant use and deliver frequently updated information. The Company’s website may experience slower response times or decreased traffic for a variety of reasons. In addition, the Company’s website users will depend on Internet service providers, online service providers and other website operators for access to its website. Many of these providers and operators will have experienced significant outages in the past, and could experience outages, delays, and other difficulties due to system failures unrelated to the Company’s systems. Any of these system failures could harm the Company’s business.

22.  THE COMPANY WOULD BE DETRIMENTALLY HARMED TO THE POINT OF BEING UNABLE TO CONTINUE DOING BUSINESS IF LITIGATION OVER COPYRIGHT INFRINGEMENT OR PROPERTY RIGHTS WERE INITIATED ON ITS OWN ACCOUNT OR IN RESPONSE TO THE CLAIMS OF OTHERS.

There has been substantial litigation in the computer industry regarding intellectual property rights.  There can be no assurance that third parties will not, in the future, claim infringement by the Company with respect to current or future content, trademarks, or other proprietary rights, or that the Company will not counterclaim against any such parties in such claims. There is also no assurance that the Company will not be forced to initiate costly and time-consuming litigation against third parties in order to protect against the infringement or misappropriation of the Company’s intellectual property rights. Any such claims or counterclaims could be time-consuming, result in costly litigation, because product release delays require the Company to redesign or reproduce its products, or require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect upon its business, operating results, and financial condition. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company, or at all.

23.  BECAUSE THE MARKET FOR THE COMPANY’S CONTENT IS VERY SPECIALIZED, THERE IS NO ASSURANCE THAT SINGULAR CHEF’S PRODUCTS WILL BE ACCEPTED OR THAT IT CAN ESTABLISH ANY SIGNIFICANT MARKET PRESENCE.  IF THE COMPANY CANNOT CREATE A SIGNIFICANT MARKET FOR ITS CONTENT IN WHAT IS AN EXTREMELY COMPLETIVE INDUSTRY, IT WILL FAIL.

The market for the Company’s content is a niche market and is rapidly changing and significantly competitive. The Company expects competition for subscribers that are interested in quick, tasty and easy to prepare recipes to and to increase, and if it cannot compete effectively, its business could be harmed.

Competition will probably increase significantly, as new companies enter the market and current competitors expand their services. Some of the Company’s competitors may enjoy substantial competitive advantages, including (i) larger number of recipes and content; (ii) long term, established business relationships; (iii) greater brand name recognition; (iv) marketing plan (v) larger production and service staff; and (vi) financial, marketing, technical, and other resources. The Company needs to compete effectively or the Company may experiences pricing pressures, reduced margins or loss of market share resulting from increased competition, its business could therefore be adversely affected. Competition may include companies that are larger and better capitalized than the Company and that have expertise and established name recognition. There can be no assurance that competitors will not develop Internet-related products and services that are superior or that achieve greater market acceptance than the Company’s.

24.  INTERNET MARKETING METHODS ARE SUBJECT TO RAPID CHANGE AND THERE IS NO ASSURANCE THAT THE COMPANY WILL BE ABLE MAINTAIN THE PACE WITH THE RATE OF CHANGE.

The Internet has changed marketing patterns in a wide variety of industries. The significant of personal computer usage within scientific research organizations may lead to entirely new methods of marketing and sales of services and products. The Company may not be able to keep pace with the rate of change in its markets brought about by the Internet and may invest in Internet-based projects that future changes may render obsolete.

25.  THE COMPANY’S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY OR THE INTERNET BECOMES SUBJECT TO BURDENSOME US FOOD AND DRUG ADMINISTRATION REGULATIONS.

The Company is, and will continue to be, subject to governmental regulation and laws of general application in the various governmental jurisdictions in which it operates or has an office. The Company believes it is currently in material compliance with all applicable regulations. Any future cost of compliance with future regulations could have a material adverse effect on the Company’s business, financial condition, and results of operation.

The Company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to issues such as user privacy, pricing, and characteristics and quality of products and services. For example, the Company, at present, is not subject to the provisions of the Food and Drug rulings regarding notifications concerning allergies.

26.  THE COMPANY’S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY OR THE INTERNET BECOMES SUBJECT TO BURDENSOME FEDERAL COMMUNICATIONS  REGULATIONS.

Several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission (the “FCC”) in the same manner as other telecommunications services. For example, America’s Carriers Telecommunications Association (“ACTA”) has filed a petition with the FCC for this purpose. The growing popularity and use of the Internet has overburdened the existing telecommunications infrastructure and many areas with significant Internet use have begun to experience interruptions in telephone service. In response local telephone carriers such as Pacific Bell, have petitioned the FCC to regulate Internet Service Providers (“ISPs”) in a manner similar to long distance telephone carriers and to impose access fees on the ISPs. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the

Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease the demand for the Company’s products and media properties.

27.  THE COMPANY’S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY OR THE INTERNET BECOMES SUBJECT TO FEDERAL STATE AND LOCAL TAXES.

A number of proposals have been made at the federal, state, and local levels that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect the Company’s opportunity to derive financial benefit. In addition, a number of other countries have announced or are considering additional regulation in many of the foregoing areas. Such laws and regulations, if enacted in the United States or abroad, could fundamentally impair the Company’s ability to provide access to its website and related services, or substantially increase the cost of doing so, which would have a material adverse effect on its business, operating results, and financial condition. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity, and personal privacy is uncertain, and the Company may be subject to claims that its services violate such laws. Any such new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could have a material adverse effect on the Company’s business operating results and financial condition.

28.  THE COMPANY’S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY OR THE INTERNET BECOMES SUBJECT TO FUTURE GOVERNMENT REGULATIONS AND TAXATION.

Governmental regulation of the Internet may restrict the Company’s business. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that relate to issues including user privacy, pricing, and the characteristics and quality of products and services. An increase in regulation or the application of existing laws to the Internet could significantly increase the Company’s costs of planned operations and harm its business. Several telecommunications companies have petitioned the Federal Communications Commission to regulate ISPs and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Imposition of access fees could increase the cost of transmitting data over the Internet. Possible state sales and other taxes could affect the Company’s results of operations. The Company generally does not collect sales or other taxes in respect of goods or services sold to users on the Company’s website. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies, including the Company, which engage in or facilitate electronic commerce. A number of proposals have been made at the state and local levels that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could reduce the Company’s ability to derive revenue from electronic commerce. Moreover, if any state or foreign country were to successfully assert that the Company should collect sales or other taxes on the exchange of merchandise on the Company’s website, the Company’s financial results could be harmed.

29.  THE COMPANY’S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY OR THE INTERNET CANNOT PROVIDE ADEQUATE TRANSACTIONAL SECURITY.

Concerns about transactional security may hinder the Company’s electronic commerce strategy. A significant barrier to electronic commerce is the secure transmission of confidential information over public networks. Any breach in the Company’s security could expose the Company to a risk of loss or litigation and possible liability. The Company may rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of the algorithms the Company anticipates using to protect customer transaction data may occur. A compromise of the Company’s security could severely harm its business. A party who is able to circumvent the security system could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of the website. The Company may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by those breaches. However, protection may not be available on acceptable terms or at all. Concerns regarding the security of electronic commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions.

30.  THE COMPANY’S SUCCESS AND ABILITY TO COMPETE MAY BE SIGNIFICANTLY DEPENDENT ON ITS PROPRIETARY CONTENT.

The Company anticipates that it will rely exclusively on copyright law to protect its content. While the Company will take what it believes to be appropriate action to protect its proprietary rights, that action may not be adequate to prevent the infringement or misappropriation of the content of its website. Infringement or misappropriation of such content or intellectual property could materially harm the Company’s business. The Company may be required to obtain licenses from others to refine, develop, market, and deliver new services. The Company cannot make assurances that it will be able to obtain any such licenses on commercially reasonable terms or at all or that rights granted pursuant to any licenses will be valid and enforceable.

31.  BECAUSE THE COMPANY IS A NEW COMPANY WITH A MINIMAL OPERATING HISTORY, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

As a result of the Company’s limited operating history, as well as the possibility of higher talent and content costs, the Company has neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating expenses.

The Company expects that its results of future operations may also fluctuate significantly in the future as a result of a variety of factors, the introduction and acceptance of new or enhanced recipes or services by the Company or by competitors; its ability to anticipate and effectively adapt to developing markets and rapidly changing Internet technologies; the Company’s ability to attract, retain, and motivate qualified personnel; initiation, renewal, or expiration of subscribers; pricing changes by the Company or its competitors; specific economic conditions; general economic conditions and other factors. Accordingly, future sales and operating results are difficult to forecast. The Company’s anticipated expenses are based, in part, on its expectations as to future revenues and to a significant extent are relatively fixed, at least in the short term. The Company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to its expectations would have an immediate adverse impact on the Company’s business, results of operations, and financial condition. In addition, the Company may decide from time to time to make certain pricing, service, or marketing decisions or acquisitions that could have a short-term material adverse effect on business results of operations and financial condition, and may not result in the long-term benefits intended. Due to all of the foregoing factors, it is probable that in some future period the Company’s operating results may be less than the expectations of public market analysis and investors. In such event, the price of the Company’s securities, including its common stock, would probably be materially adversely affected.

32.  COMPENSATION MAY BE PAID TO OFFICERS, DIRECTORS, AND EMPLOYEES REGARDLESS OF THE COMPANY’S PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT CASH FLOW AND THE ABILITY OF THE COMPANY TO FINANCE ITS BUSINESS PLAN WHICH WOULD CAUSE IT TO FAIL.

The sole Officer and Director and any future employees of the Company may be entitled to receive compensation, payments, and reimbursements regardless of whether the Company operates at a profit or a loss. Any compensation received by its sole Officer and Director and management personnel will be determined from time to time by the Board of Directors. The sole Officer and Director and any future management personnel are expected to be reimbursed for any direct out-of-pocket expenses they have incurred on behalf of the Company.

33.  THERE IS A LIMITATION ON LIABILITY OF THE SOLE OFFICER AND DIRECTOR OF THE COMPANY.  INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHERE THE DIRECTOR/OFFICER HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

The Articles of Incorporation of the Company include a provision eliminating or limiting the personal liability of the Company’s sole Officer and Director and its shareholders for damages for breach of fiduciary duty as a Director or Officer. Accordingly, the officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders.

34.  THERE IS NO GUARANTEE THAT THERE WILL BE ANY SIGNIFICANT MARKET ACCEPTANCE FOR THE COMPANY’S PRINCIPAL CONTENT OR SERVICES.  IF THE COMPANY’S CONTENT IS NOT ACCEPTED, THE COMPANY MAY FAIL AND THE SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

The strategy of the Company for growth is substantially dependent upon its ability to market its related content and services successfully to its subscribers. There can be no assurance that its content and services will achieve significant market acceptance, and that such acceptance, if achieved, will be sustained for any significant period or that content life cycles will be sufficient (or substitute products developed) to permit the Company to recover associated costs. Failure of the products of the Company to achieve or sustain market acceptance could have a material adverse effect on the business, financial conditions, and results of operations.

35.  THE COMPANY MAY NOT BE ABLE TO CONTINUE OPERATING IF IT IS UNABLE TO MANAGE ITS FUTURE GROWTH.

The Company expects to experience growth and expects such growth to continue for the foreseeable future. The Company’s growth may place a significant strain on its management, financial, operating, and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company’s financial condition or future results of operations.

36.  THERE MAY BE ADDITIONAL COSTS THAT WERE NOT ANTICIPATED AND THERE IS NO CERTAINTY THAT THE COMPANY WILL BE ABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO COVER THESE COSTS.

Management has used reasonable efforts to assess and predict costs and expenses. However, there can be no assurance that implementing the Company’s business plan may not require more employees, capital equipment, supplies, or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees, and consultants, or other operating costs may be more than management’s estimates, which could result in sustained losses.

37.  THE COMPANY CANNOT OFFER ANY ASSURANCES THAT IT WILL RECEIVE SIGNIFICANT REVENUES OR CAN ACHIEVE OPERATING PROFITS. IF THE COMPANY CANNOT MAKE A PROFIT, SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

There can be no assurance that the Company will be able to develop consistent revenue or that its operations will become profitable.

38.  THE COMPANY’S ENTIRE BUSINESS STRATEGY IS DEPENDENT ON SUBSCRIPTION SALES AND NEW CONTENT. IF THE COMPANY IS UNABLE TO ACHIEVE ITS SALES ESTIMATES IT MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

The strategy of the Company to generate subscription sales may be substantially dependent upon its ability to market and distribute content successfully considering there is a substantial amount of free content on the Internet for both cooking and recipes. The Company may be required to introduce successful new products/recipes and services. In addition, other companies, including those with substantially greater financial, marketing, and sales resources, may compete with the Company. There can be no assurance that the Company will be able to market and distribute its products and services on acceptable terms, or at all. There can be no assurance that the Company will be able to develop new products/recipes and services that will be commercially successful. Failure to market its products/recipes and services successfully, or develop, introduce, and market new products/recipes and services successfully, could have a material adverse effect on the Company’s business, financial condition, or results of operations.

39.  THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN SERVICES AND MAY NOT BE ABLE TO CONTINUE IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH SERVICES.

The Company may be dependent upon various third parties for significant services, which services may be provided pursuant to agreements with such providers. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services could have a material adverse effect.

40.  THE COMPANY MAY BE REQUIRED TO OBTAIN CERTAIN LICENSES AND THERE IS NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO ACQUIRE SUCH LICENSES. THE COMPANY ALSO FACES THE RISK OF LOSING CERTAIN PROPRIETARY INFORMATION TO ITS COMPETITORS.

The utilization or other exploitation of the content developed or offered by the Company may require it to obtain licenses or consents from the producers or other holders of copyrights or other similar rights relating to its content. In the event the Company is unable, if so required, to obtain any necessary license or consent on terms which management of the Company considers to be reasonable, it may be required to cease developing, utilizing, or commercially exploiting content affected by those copyrights or similar rights. In the event that the Company is challenged by holders of such copyrights, or other similar rights, there can be no assurance that it will have the financial or other resources to defend any resulting legal action, which could be significant.

41.  THE COMPANY MAY NOT BE ABLE TO MARKET ITS PRODUCTS VIA THE INTERNET AND LOSE MARKET SHARE AS A RESULT.

The Internet has changed traditional marketing patterns in a wide variety of industries. The significance of personal computer usage may lead to entirely new methods of marketing and sales of services and products. The Company may not be able to keep pace with the rate of change in its markets brought about by the Internet and may need to move towards traditional non-electronic sales, marketing and distribution.

Risks Related to this Offering

42.  THE COMPANY CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

The Company has not obtained any ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of this Offering. Consequently, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

43.  THE COMPANY’S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS AND THE COMPANY MAY FAIL TO MEET SALES LEVELS REQUIRED IN ORDER TO REMAIN IN BUSINESS.

An aspect of the Company’s strategy is to promote and commercially exploit its content and services in international markets. There can be no assurance that the Company will be able to market and operate its content and services in foreign markets successfully. In addition to the uncertainty as to the Company’s ability to generate revenues from foreign operations and create an international presence, there are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity in certain parts of the world, and potentially adverse tax consequences, which could adversely impact the success of the Company’s international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company’s potential future international operations and, consequently, on the Company’s business, operating results and financial condition. In order to attract and retain users, the Company plans significant expenditures on sales and marketing, content development, technology and infrastructure. Many of these expenditures may be planned or committed in advance and in anticipation of future revenues. If the Company’s revenues in a particular period are less than it anticipates, it may be unable to reduce spending in that period. As a result, any shortfall in revenues would likely adversely affect the Company’s operating results.

44.  BECAUSE THE COMPANY’S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS AND THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO MANAGE THESE SALES EFFECTIVELY OR THAT THE COMPANY’S ACTIVITIES WILL ENABLE IT TO COMPETE SUCCESSFULLY IN INTERNATIONAL MARKETS.

The Company anticipates that revenue from the sale of the products may be derived from customers located primarily in the United States of America and Canada. Because a number of the principal customers of the Company may be located in other countries as well, the Company anticipates that international sales may account for a portion of its revenues. There can be no assurance that the Company will be able to manage these sales effectively or that the Company’s activities will enable it to compete successfully in international markets or to satisfy the service and support requirements of its customers. There can be no assurance that any of these factors will not have a material adverse effect on the Company’s business, financial condition, and results of operations.

45.  BECAUSE THE COMPANY’S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH THE MANAGEMENT OF FOREIGN CURRECY FLUCTUATIONS.

The Company may sell its content and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the Company to risks in this regard. The Company’s results of operations may be subject to fluctuations in the value of various currencies against the United States dollar. Although management intends to monitor the Company’s exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the Company’s ability to operate, or its financial condition.

46.  BECAUSE THE COMPANY’S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS A SIGNIFICAN RISK THAT PRODUCTS AND SERVICES OF THE COMPANY MAY BE SUBJECT TO NUMEROUS FOREIGN GOVERNMENT STANDARDS AND REGULATIONS.

The products and services of the Company may be subject to numerous foreign government standards and regulations that are continually being amended. Although the Company will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that the products of the Company will be able to comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for the Company to redesign its products or technologies to comply with such standards or regulations. The inability of the Company to design or redesign products to comply with foreign standards could have a material adverse effect on the Company’s business and financial condition.

47.  STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any State until the common stock is qualified for sale under the applicable securities laws of the State or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the State.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular State, the common stock could not be offered or sold to, or purchased by, a resident of that State. In the event that a significant number of States refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

48.  ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF SINGULAR CHEF.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the Company’’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Singular Chef, Inc. from doing so if it cannot obtain the approval of our board of directors.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
Gross proceeds	$20,000	$40,000	$60,000	$80,000
	=========	=========	=========	=========
Securities and Exchange Commission
Legal & Accounting	4,500	4,500	4,500	4,500
Printing	800	800	800	800
Transfer Agent	2,200	2,200	2,200	2,200
Total	$7,500	$7,500	$7,500	$7,500
Less OPERATING & MARKETING
Website Development & Equipments	3,000	8,000	13,000	20,000
Chef Consultants	4,000	8,000	12,000	16,000
Photography & Filming Services	1,500	4,000	6,000	7,500
Sales & Marketing Campaign	3,000	10,000	18,000	25,000
Total	$11,500	$30,000	$49,000	$68,500
Less ADMINISTRATION EXPENDITURES
Office supplies, stationery	1,000	2,500	3,500	4,000
Total	$1,000	$2,500	$3,500	$4,000

TOTALS	$20,000	$40,000	$60,000	$80,000

The above figures represent only estimated costs.

   DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Singular Chef and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on April 9, 2009. The Company’s sole officer and director paid $0.001 per share, a difference of $0.024 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Existing Stockholders if all of the Shares are Sold

Price per share	$0.025
Net tangible book value per share before offering	$(0.0009)
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0050
Increase to present stockholders in net tangible book value per share after offering	$0.0059
Capital contributions	$80,000
Number of shares outstanding before the offering	9,500,000
Number of shares after offering held by existing stockholders	9,500,000
Percentage of ownership after offering	74.8%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.025
Dilution per share	$0.020
Capital contributions	$80,000
Percentage of capital contributions	89.4%
Number of shares after offering held by public investors	3,200,000
Percentage of ownership after offering	25.2%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.025
Dilution per share	$0.021
Capital contributions	$60,000
Percentage of capital contributions	86.3%
Number of shares after offering held by public investors	2,400,000
Percentage of ownership after offering	20.2%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.025
Dilution per share	$0.023
Capital contributions	$40,000
Percentage of capital contributions	80.8%
Number of shares after offering held by public investors	1,600,000
Percentage of ownership after offering	14.4%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.025
Dilution per share	$0.02 5
Capital contributions	$20,000
Percentage of capital contributions	67.8%
Number of shares after offering held by public investors	800,000
Percentage of ownership after offering	7.8%

PLAN OF DISTRIBUTION

9,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,200,000 shares of its common stock at the price of $0.025 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Mr. Petrari will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Petrari is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Petrari will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Petrari is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Petrari will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Petrari will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Singular Chef will receive all proceeds from the sale of those shares. The price per share is fixed at $0.025 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.025 for the duration of this offering.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.025 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Singular Chef has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Singular Chef will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

• have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

• are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

• do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

• and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 74.8% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Singular Chef will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

On September 6, 2009, our Board of Directors dismissed Moore & Associates Chartered ("Moore"), as our independent registered public accountants.  On the same date, September 6, 2009, the accounting firm of Seale and Beers, CPAs was engaged by our Board of Directors as our new independent registered public accountants.  None of the reports of Moore on the Company's financial statements for either of the past two years (from inception through April 30, 2009) or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements for the fiscal year ending April 30, 2009 a going concern qualification in the Company's audited financial statements.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

We have requested that Moore furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. We have been advised by Moore that it will not comply with our request.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, CPAs, 50 S. Jones Blvd. Suite 202 Las Vegas, Nevada, 89107, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement.

The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

On August 27,2009 the PCAOB revoked the registration of Moore and Associates, our prior auditors, because of violations of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10(b) thereunder, and noncooperation with a Board investigation. The Company was unable to obtain and Exhibit 16 letter from Moore & Associates at the time of filing this amended Form S-1.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington, 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On April 9, 2009, Mr. Petrari, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of April 30. The Company is in its development-stage and intends to provide specialized step-by-step cooking tutorials through its website for monthly subscribers and on pay-per-view basis.

The Company expects to develop its own original content, with specialized chefs preparing their different recipes. After fully developed, the subscription-website (www.singularchef.com) will contain video and picture tutorials, this content will be available for viewing and downloading in a computer or an iPhone.

 Singular Chef plans on targeting its marketing efforts to subscribers that are interested in quick, tasty and easy to prepare recipes.

Singular Chef also expects to provide live internet workshops with the chefs twice a month, where the beginner cooks will have the chance to interact and learn to cook with experienced chefs. Also, we plan on having “new recipe” contests around three times per year, with sponsors related to the food industry.

The President intends to contact some professional webdesigners to analyze their portfolio and choose the one who best accomplishes to the Company’s needs. It should take approximately two months to hire a webdesigner, brief the essential idea and to develop and improve the website. These initial costs regards the website development should be around $1 6 ,000. The Company intends to buy an Imac computer and all the software and accessories necessary. The costs should be around $4,000.

The Company anticipates that our president’s education and business experience will play an important role on the negotiations. We believe that some of his food industry contacts will enable the Company to spot famous chefs. Those chefs may be contacted and offered to consult with the Company and in turn play a personal role in our web video content.

The Company feels that within 90 days of the date of this offering, the Company may be able tol hire consultant chefs at a cost of $16,000 for the development of its first videos and then proceed with publishing recipe data. We intend to hire a consultant to capture the images and videos; the combined cost of Video production and pictures is estimated to be $7,500. The Company anticipates that within 150 days of this offering the Company’s BETA Web site will be launched. Within 240 days of the date of this offering the Company believes it will be in the final stages of web site development and will be able to initiate it’s sales and marketing plan at an estimated cost of $25,000. Within 360 days of the date of this offering, the Company anticipates generating revenues.

To date, the Company has a limited operating history, has recently launched its website (www.singularchef.com – under construction) and generated no revenues.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 321-8247 and our fax number is (775) 313-9808.

Singular Chef has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

Singular Chef, Inc. believes that there is a growing interest in a relatively new market of people that have never cooked such as young people leaving home whether they are single women or men.

Over the past two decades, and more noticeably in the late 1990’s, more and more people are staying single and albeit there is an abundance of “ready cooked” foods available in the super markets, more people are wishing to cook at home.

The article “Experience the Pleasure of Home Cooking” Posted: Mar 11th, 2009 at http://www.articlesbase.com/recipes-articles/experience-the-pleasure-of-home-cooking-812032.html, declares that Home Cooking is cheaper and healthier than takeaway food. “ Eating Fast food like pizzas, burgers, and soft drinks as a daily meal is a common phenomenon for many people who lead a hectic lifestyle and do not have time for proper home cooked food But now, emphasis is being laid on avoiding fast food and switching to Home Cooking and wholesome, healthy food.”  The article describes Fast Food as costly and unhealthy particularly when Fast Food becomes a daily part of our diets. Moreover, we believe in the values of Home Cooking like lower costs, much healthier ingredients, an increase in variety of dishes cooked, and leftovers that can be properly refrigerated and used for the next meal. In addition, the Company anticipates that most of its prospective subscribers acknowledge that Fast Food is associated with cholesterol and calories and those diets of this nature lead to health problems.

The Company believes that many hobbies provide a form of relaxation; hobbies like reading, traveling, art, stamp collecting etc and we feel that cooking is a hobby like activity. Cooking for pleasure can also described as a form of stress relief or relaxation. Sandra Lovelace’s article Cooking For Pleasure, Form of Expression and Stress Release goes on to say: “ Many people now are cooking for pleasure. They consider this act as a hobby. There are these individuals, who, at the end of a tiring day, find relaxation in cooking. They feel relieved when cooking because it serves as their form of expression and stress release ..”

Source : http://www.streetdirectory.com/food_editorials/cooking/cooking_tips/cooking_for_pleasure_form_of_expression_and_stress_release.html

The Company also believes that a two year decline in our economy has created a trend where people cook more at home because it is less expensive than dinning out ..  According to a recent survey by BIGresearch, many consumers consider dining out as an expendable expense, while other modern luxuries like Internet and cable TV are non-negotiable.  Another reason for a rise in home cooking are celebrity chefs, reality cooking shows and the Food Network, which have all helped make cooking popular again.

Source: www.aham.typepad.com    http://aham.typepad.com/ahams_blog/2009/03/index.html

The Press Release from “Panel Unveils Top trends for Housewares industry at International home and Housewares Show”, from March 23, 2009 identifies new trends for the year 2010 which include Living in or Kitchens - Americans are spending three to four hours per day in their kitchens and the “Wellness Kitchen” – Americans want healthier foods and they want to cook for the fun of it. The Wellness Kitchen trend is relatively new and is affected by the state of the economy. It’s about nutrition, plans to live longer and an overall commitment to wellbeing, and it is driven by maximized nutrition, purified air and water, stress management, effective rejuvenation and beneficial exercise. According to Sphere Trending, a trend consulting firm; Sharilyn Ruckman, president, “With this trend you should focus on helping consumers save money and offer options that help them make more healthful decisions like home food prep easier and retain nutritional value”

Source: http://www.wholesalecentral.com/Wholesale-News/Wholesale-News-Printer-Friendly.htm?articleid=1144

Singular Chef, Inc. believes that there is a growing interest in a relatively new market of people whose interest in home cooking is driven by the state of the economy and lowering their food costs, healthier diets, a wider variety of foods consumed and new trends like the Wellness Kitchen as described herein.

Description of our Services

Singular Chef intends to make a variety of tutorials recipes to be available on singularchef.com. The website shall offer videos with full instructions on the preparation of different recipes, from simple and fast to regional and exclusive dishes. The Company estimated it will spend $16,000 for professional chef consultants and approximately $ 7,500 for high resolution photograph & filming services. Consulting chefs will provide simple recipes with a special tasty for the beginner cook, one new recipe per day. High Resolution still photography images, downloadable digital video clips and recipes will also be available.

Even though new content and the quantity of content are the basic requirements for success of the singularchef.com, the Company is dedicated to “quality over quantity” in providing high quality, professional images that will differentiate Singular Chef`s product offering from the competition. The website subscribers will be able to enjoy imagery containing artistic taste and quality. The Company intends to produce images with such taste and quality comparable to the finest of cook books currently available in the marketplace today.

Many of the popular cooking magazines like Fine Cooking, Bon Appetite, Taste of Home, etc., have subscription fees are commonly in the range of $3.00 per issue plus shipping and handling fees of $3.00 totaling $6.00 per subscriptions per month .. Often households have several subscriptions where three subscriptions would amount to $18 per month or $216 per annum .. To gain access to the Company’s multimedia content, a customer must subscribe to the site by paying a monthly fee of US$ 15.  Company's sales and marketing expenses estimated at $25,000 includes, as described in the Marketing section plans to promote the awareness of the singularchef.com through a number of activities including optimizing Internet search engines, posting information on bulletin boards and direct mail. We expect these marketing activities drive traffic to our web site resulting in an average of 5 new subscriptions in singularchef.com per day.

The Company’s primary revenue stream will come from subscribers who pay a recurring monthly fee to access the multi-media content provided in the membership section. We expect that the majority of subscribers will pay for access to the material in the membership section by using a credit card but we intend also to offer the option to pay via money order sent via the post office.

The Company will secure the subscribers loyalty to the website by publishing new content on the website several times throughout the week.

Singular Chef also intends to offer video content on a “pay-per-view” or “video on demand” basis on the singularchef.com website where purchasers can download from the Company’s server directly to a computer. Purchasers will pay a one-time fee that will give them access to download the video content. The video on demand component on the website will be available to subscribers of the site as well as the general public.

Extra revenue may be acquired by sponsorships. We intend to have sponsors to which we will offer spaces in the website, use their ingredients and equipments for the tutorials.

Competitive Advantages

Singular Chef’s primary competition is from other web-based entertainment directories and providers of “Learn to Cook” content, although the Company does compete with other formats, such as video and DVD, for the delivery of content. Many websites may compete with singularchef.com for visitors and advertisers and the Company expects this competition to increase in the future.

The Company’s significant competitor of a “look and learn” video is Food TV Channel. There are various chefs preparing meals on videos, such as Emeril Lagasse, Rachael Ray, Wolfgang Puck, Julia Child and many others, however these chefs are for the person with more than a basic knowledge of cooking.

Marketing

The Internet product and services industry has developed some time tested marketing techniques that are still valid in today’s market environment. Internet marketing can be very cost effective in branding a product to a very large audience. These techniques include non-spam direct mail initiatives, registration with well-established industry-wide search engines, and reciprocal marketing arrangements with similar websites.

Singular Chef, Inc. plans to promote the awareness of the singularchef.com website through a marketing plan that consists of nine major components:

1. The website with Internet search engines.

2. List the website on free directories.

3. Develop link exchanges with similar websites.

4. Provide free sample content to other websites and to drive traffic to our website.

5. Post information on bulletin boards.

6. Post free sample content on related newsgroups.

7. Develop non-spam direct email campaigns.

The Company plans to register the singularchef.com website on as many Internet search engines as is practical. Singular Chef, Inc. believes that the most important search engine on which it can register the website is the Google search engine because many other search engines, such as Lycos and Excite, use it as a primary source for their search results.

A link exchange means that Singular Chef, Inc. places a link to a related website on the singularchef.com. In exchange, the related website reciprocates by placing a link to singularchef.com on their website. The Company anticipates being able to establish at least 60 link exchanges within the next twelve months following the beginning of our operations.

Singular Chef also intends to contact companies to offer spaces in the website through sponsorship during the recipes preparation. Besides, in another front, there will be advertisements in culinary art magazines, newspaper and flyers / mailers to extend the website performance.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including the special recipes made exclusively for the site and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the miscellaneous food preparations industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Singular Chef has no permanent staff other than its sole officer and director, Mr. Petrari, who is the President and Chairman of the Company. Mr. Petrari is employed elsewhere and has the flexibility to work on Singular Chef up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire famous chefs independently to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, and other information with the SEC. Such reports, and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s website (see “Available Information” above).

LEGAL PROCEEDING

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

SINGULAR CHEF, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

JANUARY 31, 2010

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

SINGULAR CHEF, INC.

(A Development Stage Company)

 BALANCE SHEET

	January 31, 2010 (Unaudited)	April 30, 2009 (Audited)

ASSETS

CURRENT ASSETS
Cash	$ 2,011	$ -
TOTAL ASSETS	$ 2,011	$ -

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 10,450	$ 1,070
Loan from Related Party	500
TOTAL CURRENT LIABILITIES	$ 10,950	$ 1,070

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
9,500,000 shares of common stock	9,500	9,500
Subscription Receivable	-	(9,500)
Deficit accumulated during the development stage	(18,439)	(1,070)
Total stockholder’s deficit	$ (8,939)	$ (1,070)
Total Liabilities and Stockholder’s Equity	$ 2,011	$ -

The accompanying notes are an integral part of these financial statements

SINGULAR CHEF, INC.

(A Development Stage Company)

(Unaudited)

 STATEMENT OF OPERATIONS

	Three months ended to January 31, 2010	Nine months ended to January 31, 2010	Cumulative results of operations from April 9, 2009 (date of inception) to January 31, 2010

REVENUES
Revenues	$ -	$ -	$ -
Total Revenues	-	-	-

EXPENSES
Office and general	$ 0	$ 1,876	$ 2,946
Professional fees	3,500	15,493	15,493
Total Expense	$ 3,500	$ 17,369	$ 18,439

NET LOSS	$ (3,500)	$ (17,369)	$ (18,439)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ 0.00	$ 0.00
WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	9,500,000	9,500,000

The accompanying notes are an integral part of these financial statements

SINGULAR CHEF, INC.

(A Development Stage Company)

(Unaudited)

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FROM INCEPTION (April 9, 2009) TO JANUARY 31, 2010

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Exploration Stage	Total
	Number of shares	Amount

Founder’s Shares issued for cash at $0.001 per share on April 30, 2009	9,500,000	9,500	-	(9,500)	-	-
Net Loss for the period ended April 30, 2009					(1,070)	(1,070)
Balance , April 30, 2009	9,500,000	9,500		(9,500)	(1,070)	(1,070)

Subscription receivable on October 8, 2009				9,500		9,500

Net Loss for the period ended January 31, 2010	-	-	-	-	(17,369)	(17,369)

Balance, January 31, 2010	9,500,000	$ 9,500	$ -	$ -	$ (18,439)	$ (8,939)

The accompanying notes are an integral part of these financial statements

SINGULAR CHEF, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

	Three months ended January 31, 2010	Nine months ended January 31, 2010	April 9, 2009 (date of inception) to January 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (3,500)	$ (17,369)	$ (18,439)
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in accrued expenses	(500)	9,380	10,450

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(4,000)	(7,989)	(7,989)

CASH FLOWS FROM INVESTING ACTIVITIES			-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock		9,500	9,500
Loan from related party	-	500	500

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	10,000	10,000

NET INCREASE (DECREASE) IN CASH	(4,000)	2,011	2,011

CASH, BEGINNING OF PERIOD	6,011		-

CASH, END OF PERIOD	$ 2,011	$ 2,011	$ 2,011

Supplemental cash flow information and noncash financing activities: Cash paid for: Interest	$ -

Income taxes	$ -

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2010

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

SINGULAR CHEF, INC. (“Singular Chef, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on April 09, 2009 and established a fiscal year end of April 30. We are a development-stage Company which intends to provide specialized step-by-step cooking tutorials through our website for monthly subscribers and on pay-per-view basis.

Singular Chef will compete with other Internet based exchanging companies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The financial statements are presented in United States dollars.  "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Recent Accounting Pronouncements

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08), Technical Corrections to Various Topics.  This amendment eliminated inconsistencies and outdated provisions and provided the needed clarifications to various topics within Topic 815.  The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments.  The amendments to the guidance on accounting for income taxes in a reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements.  This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

  SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2009, the FASB issued SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”).   SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R).  SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised 2007) (ASC Topic 805), Business Combinations, and Statement of Financial Accounting Standards No. 160 (ASC Topic 810), Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140 (ASC Topic 860), “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (ASC Topic 810) (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51 (ASC Topic 810),” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

 Effective April 1, 2009, we adopted a new accounting standard for subsequent events, as codified in ASC 855-10 (formerly SFAS No. 165, Subsequent Events ). The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have any impact on our condensed consolidated financial statements.

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2010

NOTE 3 – GOING CONCERN

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does working capital deficit of $8,939, an accumulated deficit of $18,439 and net loss from operations since inception of $18,439 ,  nor a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.   As of January 31, 2010, the Company had issued 9,500,000 Founder’s shares at $0.001 per share for net funds to the Company of $9,500.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of January 31, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2010

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of January 31, 2010 are as follows:

January 31, 2010
Net operating loss carry forward	$ 18,439
Effective Tax rate	35%
Deferred Tax Assets	$ 6,454
Less: Valuation Allowance	(6,454)
Net deferred tax asset	$ 0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through March 18, 2010, the date the financial statements were available to be issued and has determined that there are no events to disclose.

SINGULAR CHEF, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

APRIL 30, 2009

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Singular Chef, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Singular Chef, Inc. (A Development Stage Company) as of April 30, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows since inception on April 9, 2009 through April 30, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Singular Chef, Inc. (A Development Stage Company) as of April 30, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows since inception on April 9, 2009 through April 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $1,070 an working capital deficit of $1,070 and net losses of $1,070, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

February 3, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

SINGULAR CHEF, INC.

(A Development Stage Company)

 BALANCE SHEETS

April 30, 2009 (Audited)

ASSETS

CURRENT ASSETS
Cash	$ -
TOTAL ASSETS	$ -

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 1,070
TOTAL CURRENT LIABILITIES	$ 1,070

STOCKHOLDER’S EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
9,500,000 shares of common stock	9,500
Subscription Receivable	(9,500)
Deficit accumulated during the exploration stage	(1,070)
Total stockholder’s deficit	$ (1,070)
Total Liabilities and Stockholder’s Equity	$ -

The accompanying notes are an integral part of these financial statements

SINGULAR CHEF, INC.

(A Development Stage Company)

 STATEMENTS OF OPERATIONS

Cumulative results of operations from April 9, 2009 (date of inception) to April 30, 2009

EXPENSES

Office and general	$ (1,070)
Professional fees	-
Total Operating Expenses	(1,070)
Provision for Income Taxes	-
NET LOSS	$ (1,070)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	9,500,000

The accompanying notes are an integral part of these financial statements

SINGULAR CHEF, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (April 9, 2009) TO APRIL 30, 2009

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Exploration Stage	Total
	Number of shares	Amount

Founder’s Shares issued for cash at $0.001 per share
April 9, 2009	9,500,000	9,500	-	(9,500)	-	-

Net Loss for the period ended April 30, 2009	-	-	-	-	(1,070)	(1,070)

Balance, April 30, 2009	9,500,000	$ 9,500	$ -	$ (9,500)	$ (1,070)	$ 1,070)

The accompanying notes are an integral part of these financial statements

SINGULAR CHEF, INC.

(A Development Stage Company)

 STATEMENTS OF CASH FLOWS

April 9, 2009 (date of inception) to April 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,070)
Adjustment to reconcile net loss to net cash used in operating activities
Increase (decrease) in accrued expenses	1,070

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	9,500
Subscription Receivable	(9,500)

NET CASH PROVIDED BY FINANCING ACTIVITIES	-

NET INCREASE (DECREASE) IN CASH	-

CASH, BEGINNING OF PERIOD	-

CASH, END OF YEAR	$ -

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -

Income taxes	$ -

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

SINGULAR CHEF, INC. (“Singular Chef, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on April 09, 2009 and established a fiscal year end of April 30. We are a development-stage Company which intends to provide specialized step-by-step cooking tutorials through our website for monthly subscribers and on pay-per-view basis.

Singular Chef will compete with other Internet based exchanging companies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.”  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of April 30, 2009.

Recent Accounting Pronouncements

June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

 In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R).

SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”).

Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations, and Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009. The Company does not have any fair value of financial instruments to disclose.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. This FSP amends the other-than-temporary impairment guidance in U.S.

GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009. The Company currently does not have any financial assets that are other-than-temporarily impaired.

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In April 2009, the FASB issued FSP No. FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, to address some of the application issues under SFAS 141(R). The FSP deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency provided the asset or liability’s fair value on the date of acquisition can be determined. When the fair value can-not be determined, the FSP requires using the guidance under SFAS No. 5, Accounting for Contingencies, and FASB Interpretation (FIN) No. 14, Reasonable Estimation of the Amount of a Loss. This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1, 2009. The adoption of this FSP has not had a material impact on our financial position, results of operations, or cash flows during the six months ended June 30, 2009.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

 In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008,

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

NOTE 3 –GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

SINGULAR CHEF, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2009

NOTE 3 –GOING CONCERN (continued)

The Company is funding its initial operations by way of issuing Founder’s shares.   As of April 30, 2009, the Company had issued 9,500,000 Founder’s shares at $0.001 per share for net funds to the Company of $9,500.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of April 30, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset as of April 30, 2009 are as follows:

April 30, 2009
Net operating loss carry forward	$ 1,070
Valuation allowance	(1,070)
Net deffered tax asset	$ 0

April 30, 2009

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

Since Inception
Tax at statutory rate (35%)	$ 375
Increase in valuation allowance	(375)
Net deffered tax asset	$ 0

The net federal operating loss carry forward will expire between 2027 and 2028.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through January 25, 2010 and has determined that there are no events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Our specific goal will be marketing Singular Chef subscription-based website to individuals that are interested in prepare various quick, tasty and easy dishes.  We intend to accomplish the foregoing through the following milestones:

1. We plan to initiate our business operations, after the termination of the sale of shares through this prospectus, establishing our office and acquiring a computer and office items. We estimate that establishing our offices will take up to 60 days. We intend to retain a web designer to fully develop our website. We believe that it will cost about $20,000 to establish our office with the necessary computer equipment/software and website. The initial operation of the website is anticipated to be by the end of the fifth month. We do not intend to hire employees. Our sole officer and director will handle our administrative duties.

2. As soon as our office is operational, we intend to contact cook consultants to teach different kinds of easy preparing recipes for our website. We plan to shoot the chefs preparing their recipes thereby creating pictorial albums available for online viewing. The website will also include tutorials and still pictures, taken by a consultant photographer and filmmaker. We believe that this stage will take about 90 days and it will cost around $23,500.

3. As soon as our website is operational, we will begin our marketing campaign in order to find sponsors to whom we will offer spaces in the website, use their ingredients and equipments for the tutorials. We will advertise in culinary art magazines, newspaper and print informative flyers and send direct mailers.  We believe that it will cost a minimum of $25,000 to implement our marketing and sales campaign. Marketing is an ongoing matter that will begin on the sixth month after the beginning of our business operations and will continue during the life of our operations.

In summary, we believe that we will begin generate revenue through new clients’ subscriptions around the beginning of the sixth month after the beginning of our business activities, with Singular Chef’s Website fully operational. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Results of Operations

For the period from inception through January 31, 2010 , we had no revenue. Expenses for the period in the amount of $3,500 resulting in net loss of $18,439 ..

Capital Resources and Liquidity

As of January 31, 2010 we had $2,011 on our corporate account. The Company’s sole Officer and Director, Sylvain Petrari, has purchased 9,500,000 Founder’s shares at $0.001 per share for net funds to the Company of $9,500. As of the date of this registration statement, the current funds available to the Company may not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Petrari has indicated that he may be willing to provide a maximum of $20,000, required to maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. Accordingly, the Company has decided to go public at this stage of its development.

The Company believes that within 90 days of the date of this offering, the Company will hire consultant chef’s at a cost of $16,000 for the development of its first video and then proceed with publishing recipe data. The combined cost of Video and recipe product is estimated to cost $7,500. The Company anticipates that within 150 days of this offering the Company’s BETA Web site will be launched. Total development cost of the website is expected to be $20,000. Within 240 days of the date of this offering the Company believes it will be in the final stages of web site development and will able to initiate it’s sales and marketing plan at an estimated cost of $25,000. Within 360 days of the date of this offering, the Company anticipates generating revenues.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

The Company feels that if it raises a minimum of $20,000 from this offering, it will have sufficient funds to file reports with the SEC and incur other costs associated with being a public company however; the Company will be unable to launch its planned business activities.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Sylvain Petrari	48	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Sylvain Petrari graduated at Culinary Institute of Montreal (ITHQ) and completed the program Certificate of F&B Director from the Hotel and Motel Association of the US.

From February 1990 to December 1991, Mr. Petrari worked as an Executive Chef at Manhattan Bar & Grill, Manhattan Beach, California and from December 1991 to February 1995 as an Executive Sous-Chef at Sheraton Hotel LA Airport and Crowne Plaza Hotel, in California, USA

As main tasks as F&B Director at Holiday Inn Torrance/CA and Sandman Hotel, Longueuil/QC,  in the period of February 1995 to February 2004, Mr. Petrari coordinated, developed and implemented menus for the restaurant and banquet; was in charge of costing for all liquor, wine and beer and implemented a new Asian Restaurant in the Hotel.

From February 2004 to 2006, worked as General Manager at Manoir Rouville Campbell, Mont St-Hilaire, QC

Mr. Petrari last job was as F&B Director at Hotel Place Darmes (apr/2007 to dec/2008) developing all menus with the chef and marketing for the gastronomic restaurant, bar/lounge.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Petrari and others business interests and his involvement in Singular Chef.

EXECUTIVE COMPENSATION

Singular Chef has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (April 9, 2009) through January 31, 2010 ..

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sylvain Petrari President	2009	0	0	0	0	0	0	0	0

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of January 31, 2010 ..

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Sylvain Petrari	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Singular Chef has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Singular Chef may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (April 9, 2009) through January 31, 2010 ..

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sylvain Petrari	0	0	0	0	0	0	0

At this time, Singular Chef has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Sylvain Petrari, 1094 Gariepy St.Longueuil, Quebec, Canada, J4G 2S7	9,500,000	100%	74.80%	81.10%	87.40%	93.70%

	All Officers and Directors as a Group (1 person)	9,500,000	100%	74.80%	81.10%	87.40%	93.70%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Petrari is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 31, 2010 , we issued a total of 9,500,000 shares of common stock to Mr. Petrari, our sole officer and director, for total cash consideration of $9,500. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

[Back Page of Prospectus]

PROSPECTUS

SINGULAR CHEF, INC.

 3,200,000 Shares of
Common Stock

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2009 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

 The estimated costs of this offering are as follows:

Securities and Exchange Commission (SEC) registration fee	$4
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing Fees	$800
Transfer Agent Fees	$2,200
Accounting and Legal fee expenses	$4,500

Total	$7,504

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION  OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

Singular Chef is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

April 30, 2009

We have issued 9,500,000 shares of common stock to Silvain Petrari, our sole officer and director, for total consideration of $9,500, or $0.001 per share.  The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.1	By-laws **
5.1	Opinion re legality
23.1	Consent of legal counsel*
23.2	Content of independent registered public accounting firm

*Contained in Exhibit 5.1 in S1 filed 2009/08/11

**as filed in S1 2009/08/11

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City ofSt.Longueuil, Province of Quebec, on this   8th day of April , 2010.

Singular Chef, Inc.

/s/ Sylvain Petrari

Sylvain Petrari

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sylvain Petrari, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Singular Chef, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Sylvain Petrari

Sylvain Petrari

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

April 8, 2010.